Exhibit 99.1

Quarterly Earnings Review

July 17, 2013

BNY Mellon 2Q13 Quarterly Earnings Review

SECOND QUARTER 2013 FINANCIAL HIGHLIGHTS

(comparisons are 2Q13 vs. 2Q12 unless otherwise stated)

•	Earnings

•

Earnings per common share was $0.71 in 2Q13, including a gain related to an equity investment of $0.09, compared with $0.39 in 2Q12, which included litigation charges of $0.18. Net income applicable to common shareholders was $833 million in 2Q13, including a gain related to an equity investment of $109 million, compared with $466 million in 2Q12, which included litigation charges of $212 million.

•	Total revenue was $4.0 billion, up 11%, or 6% on a Non-GAAP basis.

•	Investment services fees increased 4%.

•	Asset servicing revenue increased 4% as a result of organic growth and higher market values, partially offset by lower securities lending revenue.

•	Issuer services revenue increased 7% driven by higher corporate actions and expense reimbursements related to customer technology expenditures.

•	Clearing services revenue increased 4% driven by higher mutual fund fees and volumes.

•	Investment management and performance fees increased 6%, driven by higher market values and net new business, partially offset by the stronger U.S. dollar and higher money market fee waivers.

•	Foreign exchange revenue increased 14% as a result of higher volatility and increased volumes.

•	Investment and other income increased primarily reflecting a gain related to an equity investment.

•

Net interest revenue increased 3% primarily driven by a change in the mix of earning assets, lower funding costs, higher rates and higher average interest-earning assets driven by higher deposit levels.

•	The provision for credit losses was a credit of $19 million in 2Q13 driven by the continued improvement in the credit quality of the loan portfolio.

•

Noninterest expense decreased 7% on a GAAP basis, and increased 6% on a Non-GAAP basis. The increase primarily reflects higher staff, software and equipment and business development expenses, partially offset by a decrease in the reserve for administrative errors in certain offshore tax-exempt funds.

•	Assets under custody and/or administration (“AUC/A”) and Assets under management (“AUM”)

•	AUC/A of $26.2 trillion, an increase of 4% reflecting higher equity market values and net new business.

•	Estimated new AUC/A wins of $201 billion in 2Q13.

•	AUM of $1.43 trillion, an increase of 10% driven by net new business and improved market values.

•	Long-term inflows totaled $21 billion in 2Q13.

•	Short-term outflows totaled $1 billion in 2Q13.

•	Capital

•	Return on tangible common equity 25.0% (a)

(a)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.

Certain immaterial reclassifications have been made to prior periods to place them on a basis comparable with the current period presentation. Sequential growth rates are unannualized.

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BNY Mellon 2Q13 Quarterly Earnings Review

FINANCIAL SUMMARY

						2Q13 vs.
(dollars in millions, common shares in thousands)	2Q12	3Q12	4Q12	1Q13	2Q13	2Q12	1Q13
Revenue:
Fee and other revenue	$2,826	$2,879	$2,850	$2,844	$3,187	13%	12%
Income from consolidated investment management funds	57	47	42	50	65
Net interest revenue	734	749	725	719	757

Total revenue – GAAP	3,617	3,675	3,617	3,613	4,009	11	11
Less: Net income attributable to noncontrolling interests related to consolidated investment management funds	29	25	11	16	39
Gain related to an equity investment (pre-tax)	—	—	—	—	184

Total revenue – Non-GAAP	3,588	3,650	3,606	3,597	3,786	6	5
Provision for credit losses	(19)	(5)	(61)	(24)	(19)

Expense:
Noninterest expense – GAAP	3,047	2,705	2,825	2,828	2,822	(7)	—
Less: Amortization of intangible assets	97	95	96	86	93
M&I, litigation and restructuring charges	378	26	46	39	13

Total noninterest expense – Non-GAAP	2,572	2,584	2,683	2,703	2,716	6%	—%

Income:
Income before income taxes	589	975	853	809	1,206
Provision for income taxes	93	225	207	1,046	321

Net income (loss)	$496	$750	$646	$(237)	$885
Net (income) attributable to noncontrolling interests (a)	(30)	(25)	(11)	(16)	(40)

Net income (loss) applicable to shareholders of The Bank of New York Mellon Corporation	466	725	635	(253)	845
Preferred stock dividends	—	(5)	(13)	(13)	(12)

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation	$466	$720	$622	$(266)	$833

Key Metrics:
Pre-tax operating margin (b)	16%	27%	24%	22%	30%
Non-GAAP (b)	29%	29%	27%	26%	32%

Return on common equity (annualized) (b)	5.5%	8.3%	7.1%	N/M	9.7%
Non-GAAP (b)	8.9%	9.2%	8.2%	7.8%	10.5%

Return on tangible common equity (annualized)
Non-GAAP (b)	15.7%	22.1%	18.8%	N/M	25.0%
Non-GAAP adjusted (b)	22.4%	22.5%	19.7%	18.5%	25.2%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	78%	78%	79%

Percentage of non-U.S. total revenue (c)	37%	37%	36%	35%	36%
Period end:
Full-time employees	48,300	48,700	49,500	49,700	49,800
Market capitalization	$25,929	$26,434	$29,902	$32,487	$32,271
Common shares outstanding	1,181,298	1,168,607	1,163,490	1,160,647	1,150,477

(a)	Includes net income of $29 million in 2Q12, $25 million in 3Q12, $11 million in 4Q12, $16 million in 1Q13 and $39 million in 2Q13, attributable to noncontrolling interests related to consolidated investment management funds.
(b)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for GAAP to Non-GAAP reconciliations.
(c)	Includes fee revenue, net interest revenue and income from consolidated investment management funds, net of net income attributable to noncontrolling interests.

N/M – Not meaningful.

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BNY Mellon 2Q13 Quarterly Earnings Review

CONSOLIDATED BUSINESS METRICS

Consolidated business metrics							2Q13 vs.
	2Q12	3Q12	4Q12	1Q13	2Q13		2Q12	1Q13
Changes in AUM (in billions) (a):
Beginning balance of AUM	$1,308	$1,299	$1,359	$1,386	$1,429
Net inflows (outflows):
Long-term	26	9	14	40	21
Money market	(14)	9	(6)	(13)	(1)

Total net inflows (outflows)	12	18	8	27	20
Net market/currency impact	(21)	42	19	16	(17)

Ending balance of AUM (b)	$1,299	$1,359	$1,386	$1,429	$1,432	(c)	10%	—%

AUM at period end, by product type (a):
Equity securities	32%	33%	33%	34%	35%
Fixed income securities	37	37	38	39	39
Money market	23	23	22	20	19
Alternative investments and overlay	8	7	7	7	7

Total AUM (b)	100%	100%	100%	100%	100%	(c)

Wealth management:
Average loans (in millions)	$7,763	$8,122	$8,478	$8,972	$9,253		19%	3%
Average deposits (in millions)	$10,893	$10,882	$12,322	$13,646	$13,306		22%	(2)%

Investment Services:
Average loans (in millions)	$25,611	$24,917	$24,868	$26,697	$27,814		9%	4%
Average deposits (in millions)	$173,090	$188,746	$204,166	$200,224	$204,501		18%	2%

AUC/A at period-end (in trillions) (d)	$25.2	$26.4	$26.3	$26.3	$26.2	(c)	4%	—%

Market value of securities on loan at period end (in billions) (e)	$267	$251	$237	$244	$255		(4)%	5%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$314	$522	$190	$205	$201

Depositary Receipts:
Number of sponsored programs	1,393	1,393	1,379	1,359	1,349		(3)%	(1)%

Clearing services:
Global DARTS volume (in thousands)	191.9	175.5	187.9	221.4	227.5		19%	3%
Average active clearing accounts (U.S. platform) (in thousands)	5,421	5,447	5,489	5,552	5,591		3%	1%
Average long-term mutual fund assets (U.S. platform) (in millions)	$306,973	$323,289	$334,883	$357,647	$371,196		21%	4%
Average investor margin loans (U.S. platform) (in millions)	$8,231	$7,922	$7,987	$8,212	$8,235		—%	—%

Broker-Dealer:
Average tri-party repo balances (in billions)	$2,001	$2,005	$2,113	$2,070	$2,037		2%	(2)%

(a)	Excludes securities lending cash management assets.
(b)	Excludes assets managed in the Investment Services business.
(c)	Preliminary.
(d)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at June 30, 2012 and Sept. 30, 2012, $1.1 trillion at Dec. 31, 2012, $1.2 trillion at March 31, 2013 and $1.1 trillion at June 30, 2013.
(e)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.

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BNY Mellon 2Q13 Quarterly Earnings Review

The following table presents the value of certain market indices at period end and on an average basis.

Market indices						2Q13 vs.
	2Q12	3Q12	4Q12	1Q13	2Q13	2Q12	1Q13
S&P 500 Index (a)	1362	1441	1426	1569	1606	18%	2%
S&P 500 Index – daily average	1351	1400	1419	1513	1609	19	6
FTSE 100 Index (a)	5571	5742	5898	6412	6215	12	(3)
FTSE 100 Index – daily average	5555	5742	5842	6294	6438	16	2
MSCI World Index (a)	1236	1312	1339	1435	1434	16	—
MSCI World Index – daily average	1235	1273	1312	1404	1463	18	4
Barclays Capital Aggregate BondSM Index (a)	353	368	366	356	343	(3)	(4)
NYSE and NASDAQ share volume (in billions)	192	173	174	174	186	(3)	7
JPMorgan G7 Volatility Index – daily average (b)	10.30	8.70	7.56	9.02	9.84	(4)	9

(a)	Period end.
(b)	The JPMorgan G7 Volatility Index is based on the implied volatility in 3-month currency options.

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BNY Mellon 2Q13 Quarterly Earnings Review

FEE AND OTHER REVENUE

Fee and other revenue						2Q13 vs.
(dollars in millions)	2Q12	3Q12	4Q12	1Q13	2Q13	2Q12	1Q13
Investment services fees:
Asset servicing (a)	$950	$942	$945	$969	$988	4%	2%
Issuer services	275	311	215	237	294	7	24
Clearing services	309	287	294	304	321	4	6
Treasury services	134	138	141	141	139	4	(1)

Total investment services fees	1,668	1,678	1,595	1,651	1,742	4	6
Investment management and performance fees	797	779	853	822	848	6	3
Foreign exchange and other trading revenue	180	182	139	161	207	15	29
Distribution and servicing	46	48	52	49	45	(2)	(8)
Financing-related fees	37	46	45	41	44	19	7
Investment and other income	48	124	116	72	269	N/M	N/M

Total fee revenue	2,776	2,857	2,800	2,796	3,155	14	13
Net securities gains	50	22	50	48	32	N/M	N/M

Total fee and other revenue – GAAP	$2,826	$2,879	$2,850	$2,844	$3,187	13%	12%

Fee revenue as a percentage of total revenue excluding net securities gains	78%	78%	78%	78%	79%

(a)	Asset servicing fees include securities lending revenue of $59 million in 2Q12, $49 million in 3Q12, $41 million in 4Q12, $39 million in 1Q13 and $50 million in 2Q13.

N/M – Not meaningful.

KEY POINTS

•	Asset servicing fees were $988 million, an increase of 4% year-over-year and 2% sequentially. The year-over-year increase primarily reflects increased core asset servicing fees driven by organic growth and higher market values, partially offset by lower securities lending revenue. The sequential increase primarily resulted from seasonally higher securities lending revenue and increased core asset servicing fees driven by organic growth.

•	Issuer services fees were $294 million, an increase of 7% year-over-year and 24% sequentially. Both increases primarily resulted from higher corporate actions and expense reimbursements related to customer technology expenditures.

•	Clearing services fees were $321 million, a 4% increase year-over-year and 6% sequentially. Both increases were driven by higher mutual fund fees, and clearance revenue reflecting an increase in DARTs, partially offset by higher money market fee waivers.

•	Treasury services fees were $139 million, an increase of 4% year-over-year and a decrease of 1% sequentially. The year-over-year increase primarily reflects higher cash management fees.

•	Investment management and performance fees were $848 million, an increase of 6% year-over-year and 3% sequentially. The year-over-year increase was primarily driven by higher market values and net new business, partially offset by the stronger U.S. dollar and higher money market fee waivers. The sequential increase was primarily driven by net new business and higher equity market values, partially offset by higher money market fee waivers and the stronger U.S. dollar.

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BNY Mellon 2Q13 Quarterly Earnings Review

•	Foreign exchange and other trading revenue

(in millions)	2Q12	3Q12	4Q12	1Q13	2Q13
Foreign exchange	$157	$121	$106	$149	$179
Other trading revenue:
Fixed income	16	54	25	8	12
Equity/other	7	7	8	4	16

Total other trading revenue	23	61	33	12	28

Total	$180	$182	$139	$161	$207

Foreign exchange and other trading revenue totaled $207 million in 2Q13 compared with $180 million in 2Q12 and $161 million in 1Q13. In 2Q13, foreign exchange revenue totaled $179 million, an increase of 14% year-over-year and 20% sequentially. Both increases primarily reflect higher volatility and increased volumes. Other trading revenue was $28 million in 2Q13 compared with $23 million in 2Q12 and $12 million in 1Q13.

•	Investment and other income

(in millions)	2Q12	3Q12	4Q12	1Q13	2Q13
Corporate/bank-owned life insurance	$32	$41	$41	$34	$32
Lease residual gains	3	—	14	1	10
Seed capital gains	—	28	7	6	1
Expense reimbursements from joint ventures	9	10	9	11	8
Equity investment revenue (loss)	(5)	16	(1)	13	200
Private equity gains (losses)	1	(1)	4	(2)	5
Asset-related gains (losses)	(3)	17	22	7	7
Transitional service agreements	6	6	5	5	4
Other income (loss)	5	7	15	(3)	2

Total	$48	$124	$116	$72	$269

Investment and other income totaled $269 million in 2Q13 compared with $48 million in 2Q12 and $72 million in 1Q13. Both increases primarily reflect a gain related to an equity investment.

•	Net securities gains were $32 million in 2Q13.

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BNY Mellon 2Q13 Quarterly Earnings Review

NET INTEREST REVENUE

Net interest revenue						2Q13 vs.
(dollars in millions)	2Q12	3Q12	4Q12	1Q13	2Q13	2Q12		1Q13
Net interest revenue (non-FTE)	$734	$749	$725	$719	$757	3%		5%
Net interest revenue (FTE)	747	765	740	733	771	3		5
Net interest margin (FTE)	1.25%	1.20%	1.09%	1.11%	1.15%	(10	) bps	4 bps

Selected average balances:
Cash/interbank investments	$101,871	$108,365	$118,796	$111,685	$106,561	5%		(5)%
Trading account securities	3,033	4,431	5,294	5,878	6,869	126		17
Securities	91,859	100,004	102,512	101,912	107,138	17		5
Loans	42,992	42,428	43,613	46,279	47,913	11		4

Interest-earning assets	239,755	255,228	270,215	265,754	268,481	12		1
Interest-bearing deposits	130,482	138,260	142,719	147,728	151,219	16		2
Noninterest-bearing deposits	62,860	70,230	79,987	70,337	70,648	12		—

Selected average yields/rates:
Cash/interbank investments	0.56%	0.51%	0.43%	0.41%	0.41%
Trading account securities	2.57	2.40	2.54	2.40	2.33
Securities	2.25	2.06	1.94	1.88	1.84
Loans	1.98	1.96	1.89	1.78	1.76
Interest-earning assets	1.48	1.40	1.27	1.26	1.27
Interest-bearing deposits	0.13	0.10	0.09	0.08	0.07

Average cash/interbank investments as a percentage of average interest-earning assets	42%	42%	44%	42%	40%
Average noninterest-bearing deposits as a percentage of average interest-earning assets	26%	28%	30%	26%	26%

bps – basis points.

FTE – fully taxable equivalent.

KEY POINTS

•	Net interest revenue totaled $757 million in 2Q13, an increase of $23 million compared with 2Q12 and $38 million sequentially. Both increases were primarily driven by a change in the mix of earning assets, lower funding costs, higher rates and higher average interest-earning assets driven by higher deposit levels.

•	The net interest margin (FTE) was 1.15% in 2Q13 compared with 1.25% in 2Q12 and 1.11% in 1Q13. The year-over-year decrease primarily reflects higher average interest-earning assets and lower yields, partially offset by a change in the mix of earning assets.

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BNY Mellon 2Q13 Quarterly Earnings Review

NONINTEREST EXPENSE

Noninterest expense						2Q13 vs.
(dollars in millions)	2Q12	3Q12	4Q12	1Q13	2Q13	2Q12	1Q13
Staff:
Compensation	$866	$893	$911	$885	$891	3%	1%
Incentives	311	306	311	338	364	17	8
Employee benefits	238	237	235	249	254	7	2

Total staff	1,415	1,436	1,457	1,472	1,509	7	3
Professional, legal and other purchased services	309	292	322	295	317	3	7
Software and equipment	209	208	233	228	238	14	4
Net occupancy	141	149	156	163	159	13	(2)
Distribution and servicing	103	109	108	106	111	8	5
Business development	71	60	88	68	90	27	32
Sub-custodian	70	65	64	64	77	10	20
Other	254	265	255	307	215	(15)	(30)
Amortization of intangible assets	97	95	96	86	93	(4)	8
M&I, litigation and restructuring charges	378	26	46	39	13	N/M	N/M

Total noninterest expense – GAAP	$3,047	$2,705	$2,825	$2,828	$2,822	(7)%	—%
Total staff expense as a percentage of total revenue	39%	39%	40%	41%	38%

Memo:
Total noninterest expense excluding amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$2,572	$2,584	$2,683	$2,703	$2,716	6%	—%

N/M – Not meaningful.

KEY POINTS

•	Total noninterest expense increased 6% year-over-year and was unchanged sequentially excluding amortization of intangible assets and M&I, litigation and restructuring charges (Non-GAAP).

•	Staff expense increased year-over-year and sequentially driven by improved performance. The year-over-year increase was also impacted by higher pension expense.

•	Software and equipment expense increased year-over-year and sequentially primarily related to reimbursable customer technology expenditures. Reimbursement for these expenses is included in fee revenue.

•	Business development expense increased year-over-year and sequentially primarily due to our corporate branding investments.

•	Lower other expense primarily resulted from a decrease in the reserve for administrative errors in certain offshore tax-exempt funds.

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BNY Mellon 2Q13 Quarterly Earnings Review

OPERATIONAL EXCELLENCE INITIATIVES UPDATE

Expense initiatives (pre-tax)				Original annualized
	Program savings			targeted savings by
(dollar amounts in millions)	FY12	1Q13	2Q13	the end of 2013 (a)
Business operations	$238	$84	$93	$310 - $320

Technology	82	27	30	$105 - $110

Corporate services	77	26	27	$85 - $90

Gross savings (b)	$397	$137	$150	$500 - $520
Incremental program expenses to achieve goals (c)	$88	$16	$11	$70 - $90

(a)	Original target established at the inception of the program in 2011.
(b)	Represents the estimated annual pre-tax run rate expense savings since program inception in 2011. Total Company actual operating expense may increase or decrease due to other factors.
(c)	Program costs include incremental costs to plan and execute the programs including dedicated program managers, consultants, severance and other costs. These costs will fluctuate by quarter. Program costs may include restructuring expenses, where applicable.

Accomplishments

During the first half of 2013, we accomplished the following operational excellence initiatives:

•	Continued global footprint position migrations. Lowered operating costs as we ramped up the Eastern European Global Delivery Center and continued job migrations to our existing Global Delivery Centers.

•	Realized savings from business restructuring and management rationalization in Investment Services.

•	Realized savings from reengineering activities relating to Investment Boutique restructurings and Dreyfus back office operations consolidation.

•	Realized compensation savings from efficiencies and additional staff moves to Global Delivery Centers in the Technology organization.

•	Consolidated offices and reduced real estate by an additional 100,000 square feet, primarily in the NY Metro region.

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BNY Mellon 2Q13 Quarterly Earnings Review

CAPITAL

The following table presents our Basel I Tier 1 common equity generated.

Basel I Tier 1 common equity generation
(in millions)	2Q12	3Q12	4Q12	1Q13	2Q13
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$466	$720	$622	$(266)	$833
Add: Amortization of intangible assets, net of tax	61	60	65	56	59

Gross Basel I Tier 1 common equity generated	527	780	687	(210)	892
Less capital deployed:
Dividends	156	155	154	153	177
Common stock repurchased	286	288	170	211	330

Total capital deployed	442	443	324	364	507
Add: Other	(53)	193	52	119	159

Net Basel I Tier 1 common equity generated (deployed)	$32	$530	$415	$(455)	$544

The following table presents our capital ratios.

	June 30,	March 31,		June 30,
Capital ratios (a)	2012	2013		2013 (b)
Estimated Basel III Tier 1 common equity ratio – Non-GAAP (c)(d)	8.7%	9.4%		9.3%
Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP (d)	13.2	12.2	(e)	13.2
Basel I Tier 1 capital ratio	14.7	13.6	(e)	14.8
Basel I Total (Tier 1 plus Tier 2) capital ratio	16.4	14.7	(e)	15.8
Basel I leverage capital ratio	5.5	5.2		5.3
BNY Mellon shareholders’ equity to total assets ratio (d)	10.5	10.0		10.0
BNY Mellon common shareholders’ equity to total assets ratio (d)	10.3	9.7		9.5
Tangible BNY Mellon shareholders’ equity to tangible assets of operations ratio – Non-GAAP (d)	6.1	5.9		5.8

(a)	Includes full capital credit for certain capital instruments outstanding as of June 30, 2013. A phase-out of non-qualifying instruments will begin on Jan. 1, 2014.
(b)	Preliminary.
(c)	At June 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our preliminary interpretation of and expectations regarding the final rules released by the Board of Governors of the Federal Reserve (the “Federal Reserve”) on July 2, 2013 and presented under the Standardized Approach. This ratio was 9.8% under the Advanced Approach. For periods prior to June 30, 2013, these ratios were estimated using our interpretations of the Federal Reserve’s Notices of Proposed Rulemaking (“NPRs”) dated June 7, 2012, except as otherwise noted. Both the final rules and the NPRs require the Tier 1 common equity ratio to be the lower of the Standardized Approach or Advanced Approach. At March 31, 2013, this ratio was 9.4% under the Standardized Approach compared with 9.7% under the Advanced Approach. For all periods prepared under the NPRs prior to March 31, 2013, this ratio was higher under the Standardized Approach, and therefore was presented under the Advanced Approach. For all periods prior to June 30, 2013, Basel III risk-weightings for certain repo-style transactions were calculated under the Standardized Approach using the simple value-at-risk (“VaR”) method. At June 30, 2013, Basel III risk-weightings for these transactions were calculated under the Standardized Approach using the collateral haircut approach.
(d)	See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19 for a calculation of these ratios.
(e)	In the first quarter of 2013, BNY Mellon was required to implement the Basel 2.5 – final market risk rule. Implementation of these rules resulted in an approximately 35-40 basis points decrease to the Basel I Tier 1 common equity to risk-weighted assets ratio, the Basel I Tier 1 capital ratio and the Basel I Total capital ratio.

Quarterly impact to the estimated Basel III Tier 1 common equity ratio – Non-GAAP

	Standardized		Advanced
	Approach		Approach
Estimated Basel III Tier 1 common equity ratio – Non-GAAP at March 31, 2013	9.4%		9.7%
Impacted by:
Capital generation	40	bps	40	bps
Change in accumulated other comprehensive income	(50	) bps	(50	) bps
Change in risk-weighted assets	25	bps	10	bps
Impact of final rules	(25	) bps	10	bps

Estimated Basel III Tier 1 common equity ratio – Non-GAAP at June 30, 2013	9.3%		9.8%

bps – basis points.

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BNY Mellon 2Q13 Quarterly Earnings Review

INVESTMENT SECURITIES PORTFOLIO

At June 30, 2013, the fair value of our investment securities portfolio totaled $105.5 billion. The net unrealized pre-tax gain on our total securities portfolio was $0.7 billion at June 30, 2013 compared with $2.2 billion at March 31, 2013. The decrease in the net unrealized pre-tax gain was primarily driven by an increase in long-term interest rates and $32 million of net realized securities gains in 2Q13. During 2Q13, we received $248 million of paydowns and sold $11 million of sub-investment grade securities.

The following table shows the distribution of our investment securities portfolio.

Investment securities portfolio	March 31, 2013 Fair value		2Q13 change in unrealized gain/(loss)	June 30, 2013			Fair value as a % of amortized cost (a)	Unrealized gain/(loss)	Ratings
(dollars in millions)				Amortized cost	Fair value				AAA/ AA-	A+/ A-	BBB+/ BBB-	BB+ and lower	Not rated
Agency RMBS	$44,804		$(946)	$46,225	$46,074		100%	$(151)	100%	—%	—%	—%	—%
U.S. Treasury securities	20,073		(144)	18,168	18,411		101	243	100	—	—	—	—
Sovereign debt/sovereign guaranteed (b)	10,103		(67)	10,971	11,032		101	61	100	—	—	—	—
Non-agency RMBS (c)	3,083		(104)	2,320	2,880		76	560	—	1	2	97	—
Non-agency RMBS	1,563		(21)	1,482	1,469		91	(13)	2	16	17	65	—
European floating rate notes (d)	3,681		12	3,318	3,231		96	(87)	72	20	2	6	—
Commercial MBS	2,748		(84)	3,036	3,067		101	31	88	10	2	—	—
State and political subdivisions	6,305		(130)	6,522	6,482		99	(40)	82	16	1	1	—
Foreign covered bonds (e)	3,390		(25)	3,195	3,211		100	16	100	—	—	—	—
Corporate bonds	1,572		(40)	1,512	1,527		101	15	20	72	8	—	—
CLO	1,382		(1)	1,363	1,373		101	10	100	—	—	—	—
U.S. Government agency debt	1,060		(23)	1,545	1,548		100	3	100	—	—	—	—
Consumer ABS	2,020		(17)	2,021	2,012		100	(9)	91	9	—	—	—
Other (f)	4,828		(1)	3,150	3,167		101	17	27	67	—	—	6

Total investment securities	$106,612	(g)	$(1,591)	$104,828	$105,484	(g)	101%	$656	89%	5%	1%	4%	1%

(a)	Amortized cost before impairments.
(b)	Primarily comprised of exposure to UK, Germany, Netherlands and France.
(c)	These RMBS were included in the former Grantor Trust and were marked-to-market in 2009. We believe these RMBS would receive higher credit ratings if these ratings incorporated, as additional credit enhancements, the difference between the written-down amortized cost and the current face amount of each of these securities.
(d)	Includes RMBS, commercial MBS and other securities. Primarily comprised of exposure to UK and Netherlands.
(e)	Primarily comprised of exposure to Canada, UK and Germany.
(f)	Includes commercial paper of $2.2 billion and $2.1 billion, fair value, and money market funds of $2.5 billion and $928 million, fair value, at March 31, 2013 and June 30, 2013, respectively.
(g)	Includes net unrealized losses on derivatives hedging securities available-for-sale of $111 million at March 31, 2013 and net unrealized gains on derivatives hedging securities available-for-sale of $318 million at June 30, 2013.

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BNY Mellon 2Q13 Quarterly Earnings Review

NONPERFORMING ASSETS

Nonperforming assets	June 30,	March 31,	June 30,
(dollars in millions)	2012	2013	2013
Nonperforming loans:
Other residential mortgages	$177	$148	$135
Commercial	31	24	24
Commercial real estate	30	17	18
Wealth management	35	30	13
Foreign	9	9	9
Financial institutions	3	3	2

Total nonperforming loans	285	231	201
Other assets owned	9	3	3

Total nonperforming assets (a)	$294	$234	$204

Nonperforming assets ratio	0.65%	0.48%	0.41%
Allowance for loan losses/nonperforming loans	127.0	102.6	105.5
Total allowance for credit losses/nonperforming loans	163.9	155.0	167.7

(a)	Loans of consolidated investment management funds are not part of BNY Mellon’s loan portfolio. Included in these loans are nonperforming loans of $155 million at June 30, 2012, $161 million at March 31, 2013 and $44 million at June 30, 2013. These loans are recorded at fair value and therefore do not impact the provision for credit losses and allowance for loan losses, and accordingly are excluded from the nonperforming assets table above.

Nonperforming assets were $204 million at June 30, 2013, a decrease of $30 million from $234 million at March 31, 2013. The decrease primarily resulted from paydowns in the wealth management portfolio and returns to accrual status in the other residential mortgage loan portfolio.

ALLOWANCE FOR CREDIT LOSSES, PROVISION AND NET CHARGE-OFFS

Allowance for credit losses, provision and net charge-offs
(in millions)	2Q12	1Q13	2Q13
Allowance for credit losses – beginning of period	$494	$387	$358
Provision for credit losses	(19)	(24)	(19)
Net (charge-offs) recoveries:
Other residential mortgages	(5)	(3)	(2)
Financial institutions	(4)	—	—
Commercial	1	(2)	—

Net (charge-offs) recoveries	(8)	(5)	(2)

Allowance for credit losses – end of period	$467	$358	$337

Allowance for loan losses	$362	$237	$212
Allowance for lending-related commitments	105	121	125

The provision for credit losses was a credit of $19 million in the second quarter of 2013 driven by the continued improvement in the credit quality of the loan portfolio. The provision for credit losses was a credit of $19 million in the second quarter of 2012 and a credit of $24 million in the first quarter of 2013.

REVIEW OF BUSINESSES

Segment results are subject to reclassification whenever improvements are made in the measurement principles or when organizational changes are made. Internal crediting rates for deposits are regularly updated to reflect the value of deposit balances and distribution of overall interest revenue. In 2Q13, lower internal crediting rates were applied to deposits in the Investment Management and Investment Services businesses. There was no impact to consolidated results.

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BNY Mellon 2Q13 Quarterly Earnings Review

INVESTMENT MANAGEMENT provides investment management services to institutional and retail investors, as well as investment management, wealth and estate planning and private banking solutions to high net worth individuals and families, and foundations and endowments.

							2Q13 vs.
(dollars in millions, unless otherwise noted)	2Q12	3Q12	4Q12	1Q13	2Q13		2Q12	1Q13
Revenue:
Investment management fees:
Mutual funds	$270	$283	$293	$295	$295		9%	—%
Institutional clients	321	334	349	355	360		12	1
Wealth management	156	154	157	161	165		6	2

Investment management fees	747	771	799	811	820		10	1
Performance fees	54	10	57	15	33		(39)	N/M
Distribution and servicing	45	47	50	46	44		(2)	(4)
Other (a)	12	41	25	19	25		N/M	N/M

Total fee and other revenue (a)	858	869	931	891	922		7	3
Net interest revenue	52	51	56	62	63		21	2

Total revenue	910	920	987	953	985		8	3
Noninterest expense (ex. amortization of intangible assets)	642	644	713	704	674		5	(4)

Income before taxes (ex. amortization of intangible assets)	268	276	274	249	311		16	25
Amortization of intangible assets	48	48	48	39	39		(19)	—

Income before taxes	$220	$228	$226	$210	$272		24%	30%

Pre-tax operating margin	24%	25%	23%	22%	28%
Pre-tax operating margin (ex. amortization of intangible assets and net of distribution and servicing expense) (b)	33%	34%	31%	29%	36%

Metrics:
Changes in AUM (in billions) (c):
Beginning balance of AUM	$1,308	$1,299	$1,359	$1,386	$1,429
Net inflows (outflows):
Long-term	26	9	14	40	21
Money market	(14)	9	(6)	(13)	(1)

Total net inflows (outflows)	12	18	8	27	20
Net market/currency impact	(21)	42	19	16	(17)

Ending balance of AUM (d)	$1,299	$1,359	$1,386	$1,429	$1,432	(e)	10%	—%

AUM at period end, by product type (c):
Equity securities	32%	33%	33%	34%	35%
Fixed income securities	37	37	38	39	39
Money market	23	23	22	20	19
Alternative investments and overlay	8	7	7	7	7

Total AUM (d)	100%	100%	100%	100%	100	%(e)

Wealth management:
Average loans	$7,763	$8,122	$8,478	$8,972	$9,253		19%	3%
Average deposits	$10,893	$10,882	$12,332	$13,646	$13,306		22%	(2)%

(a)	Total fee and other revenue includes the impact of the consolidated investment management funds. See “Supplemental information – Explanation of Non-GAAP financial measures” beginning on page 19. Additionally, other revenue includes asset servicing and treasury services revenue.
(b)	Distribution and servicing expense is netted with distribution and servicing revenue for the purpose of this calculation of pre-tax operating margin. Distribution and servicing expense totaled $102 million, $107 million, $106 million, $104 million and $110 million, respectively.
(c)	Excludes securities lending cash management assets.
(d)	Excludes assets managed in the Investment Services business.
(e)	Preliminary.

N/M – Not meaningful.

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BNY Mellon 2Q13 Quarterly Earnings Review

INVESTMENT MANAGEMENT KEY POINTS

•

Assets under management were $1.43 trillion at June 30, 2013, an increase of 10% year-over-year and a slight increase sequentially. The year-over-year increase primarily resulted from net new business and higher market values. Sequentially, net new business was primarily offset by lower fixed income market values.

•	15th consecutive quarter of positive long-term flows.

•	Net long-term inflows were $21 billion and short-term outflows were $1 billion in 2Q13. Long-term inflows benefited from liability-driven investments, equity and fixed income funds.

•

Total revenue was $985 million, an increase of 8% year-over-year and 3% sequentially. Both increases primarily reflect higher equity market values and net new business, partially offset by a stronger U.S. dollar and higher money market fee waivers. The year-over-year increase also reflects the impact of the acquisition of the remaining 50% interest in Meriten Investment Management (“Meriten”).

•

Investment management fees were $820 million, an increase of 10% year-over-year and 1% sequentially. The year-over-year increase was primarily driven by higher market values, net new business and the impact of the Meriten acquisition, partially offset by the stronger U.S. dollar and higher money market fee waivers. The sequential increase was primarily driven by net new business and higher equity market values, partially offset by higher money market fee waivers and the stronger U.S. dollar.

•	Performance fees were $33 million in 2Q13 compared with $54 million in 2Q12 and $15 million in 1Q13. The sequential increase was due to seasonality.

•

Net interest revenue increased 21% year-over-year and 2% sequentially. The year-over-year increase resulted from higher average loans and deposits. The sequential increase primarily reflects higher average loans, partially offset by lower internal crediting rates for deposits in 2Q13.

•	Average loans increased 19% year-over-year and 3% sequentially; average deposits increased 22% year-over-year and decreased 2% sequentially.

•

Total noninterest expense (ex. amortization of intangible assets) increased 5% year-over-year and decreased 4% sequentially. The year-over-year increase primarily reflects higher incentive expense, the impact of the Meriten acquisition and higher distribution and servicing expense, partially offset by a decrease in the reserve for administrative errors in certain offshore tax-exempt funds and a stronger U.S. dollar. The sequential decrease primarily reflects a decrease in the reserve for administrative errors in certain offshore tax-exempt funds and a stronger U.S. dollar, partially offset by higher incentive expense.

•	47% non-U.S. revenue in 2Q13 vs. 44% in 2Q12.

•	Insight Investment was named winner of two Global Investor magazine’s annual Awards for Investment Excellence, including Asset Manager of the Year (July 2013).

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BNY Mellon 2Q13 Quarterly Earnings Review

INVESTMENT SERVICES provides global custody and related services, broker-dealer services, global collateral services, corporate trust, depositary receipt and clearing services as well as global payment/working capital solutions to global financial institutions.

						2Q13 vs.
(dollars in millions, unless otherwise noted)	2Q12	3Q12	4Q12	1Q13	2Q13	2Q12	1Q13
Revenue:
Investment service fees:
Asset servicing	$919	$913	$916	$943	$961	5%	2%
Issuer services	275	310	213	236	294	7	25
Clearing services	309	287	294	304	321	4	6
Treasury services	129	131	136	137	135	5	(1)

Total investment services fees	1,632	1,641	1,559	1,620	1,711	5	6
Foreign exchange and other trading revenue	179	158	128	172	194	8	13
Other (a)	69	77	75	70	67	(3)	(4)

Total fee and other revenue (a)	1,880	1,876	1,762	1,862	1,972	5	6
Net interest revenue	607	608	583	653	633	4	(3)

Total revenue	2,487	2,484	2,345	2,515	2,605	5	4
Provision for credit losses	(14)	(4)	—	1	—	N/M	N/M
Noninterest expense (ex. amortization of intangible assets)	2,092	1,734	1,766	1,796	1,824	(13)	2

Income before taxes (ex. amortization of intangible assets)	409	754	579	718	781	91	9
Amortization of intangible assets	49	47	48	47	54	10	15

Income before taxes	$360	$707	$531	$671	$727	102%	8%

Pre-tax operating margin	14%	28%	23%	27%	28%
Pre-tax operating margin (ex. amortization of intangible assets)	16%	30%	25%	29%	30%

Investment services fees as a percentage of noninterest expense (b)	94%	96%	90%	92%	94%

Securities lending revenue	$48	$37	$31	$31	$39	(19)%	26%

Metrics:
Average loans	$25,611	$24,917	$24,868	$26,697	$27,814	9%	4%
Average deposits	$173,090	$188,746	$204,166	$200,224	$204,501	18%	2%

AUC/A at period-end (in trillions) (c)	$25.2	$26.4	$26.3	$26.3	$26.2 (d)	4%	—%
Market value of securities on loan at period end (in billions) (e)	$267	$251	$237	$244	$255	(4)%	5%

Asset servicing:
Estimated new business wins (AUC/A) (in billions)	$314	$522	$190	$205	$201

Depositary Receipts:
Number of sponsored programs	1,393	1,393	1,379	1,359	1,349	(3)%	(1)%

Clearing services:
Global DARTS volume (in thousands)	191.9	175.5	187.9	221.4	227.5	19%	3%
Average active clearing accounts (U.S. platform) (in thousands)	5,421	5,447	5,489	5,552	5,591	3%	1%
Average long-term mutual fund assets (U.S. platform)	$306,973	$323,289	$334,883	$357,647	$371,196	21%	4%
Average investor margin loans (U.S. platform)	$8,231	$7,922	$7,987	$8,212	$8,235	—%	—%
Broker-Dealer:
Average tri-party repo balances (in billions)	$2,001	$2,005	$2,113	$2,070	$2,037	2%	(2)%

(a)	Total fee and other revenue includes investment management fees and distribution and servicing revenue.
(b)	Noninterest expense excludes amortization of intangible assets, support agreement charges and litigation expense.
(c)	Includes the AUC/A of CIBC Mellon Global Securities Services Company (“CIBC Mellon”), a joint venture with the Canadian Imperial Bank of Commerce, of $1.2 trillion at June 30, 2012 and Sept. 30, 2012, $1.1 trillion at Dec. 31, 2012, $1.2 trillion at March 31, 2013 and $1.1 trillion at June 30, 2013.
(d)	Preliminary.
(e)	Represents the total amount of securities on loan managed by the Investment Services business. Excludes securities on loan at CIBC Mellon.

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BNY Mellon 2Q13 Quarterly Earnings Review

INVESTMENT SERVICES KEY POINTS

•	Investment services fees totaled $1.7 billion, an increase of 5% year-over-year and 6% sequentially.

•	Asset servicing fees (global custody, broker-dealer services and global collateral services) were $961 million in 2Q13 compared with $919 million in 2Q12 and $943 million in 1Q13. The year-over-year increase primarily reflects increased core asset servicing fees driven by organic growth and higher market values, partially offset by lower securities lending revenue. The sequential increase primarily resulted from seasonally higher securities lending revenue and increased core asset servicing fees driven by organic growth.

•	Estimated new business wins (AUC/A) of $201 billion in 2Q13.

•	Issuer services fees (Corporate Trust and Depositary Receipts) were $294 million in 2Q13 compared with $275 million in 2Q12 and $236 million in 1Q13. Both increases primarily resulted from higher corporate actions and expense reimbursements related to customer technology expenditures.

•	Clearing services fees were $321 million in 2Q13 compared with $309 million in 2Q12 and $304 million in 1Q13. Both increases were driven by higher mutual fund fees and clearance revenue reflecting an increase in DARTs, partially offset by higher money market fee waivers.

•	Treasury services fees were $135 million in 2Q13 compared with $129 million in 2Q12 and $137 million in 1Q13. The year-over-year increase primarily reflects higher cash management fees.

•	Foreign exchange and other trading revenue was $194 million in 2Q13 compared with $179 million in 2Q12 and $172 million in 1Q13. Both increases were driven by higher foreign exchange revenue resulting from higher volatility and increased volumes.

•	Net interest revenue was $633 million in 2Q13 compared with $607 million in 2Q12 and $653 million in 1Q13. The year-over-year increase primarily reflects higher average deposits and loans. The sequential decrease primarily reflects lower internal crediting rates for deposits in 2Q13.

•	Noninterest expense (excluding amortization of intangible assets) was $1.8 billion in 2Q13 compared with $2.1 billion in 2Q12 and $1.8 billion in 1Q13. Comparisons with both prior periods reflect higher software and equipment expense related to reimbursable customer technology expenditures, and a decrease in the deposit levy imposed on Belgian banks. Expense reimbursements are included in fee revenue. The year-over-year decrease resulted from lower litigation expense, partially offset by higher staff and volume-related expenses. Sequentially, higher volume-related and staff expenses partially offset lower litigation expense.

•	36% non-U.S. revenue in 2Q13 vs. 36% in 2Q12.

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BNY Mellon 2Q13 Quarterly Earnings Review

OTHER SEGMENT primarily includes credit-related activities, leasing operations, corporate treasury activities, global markets and institutional banking services, business exits, M&I expenses and other corporate revenue and expense items.

(in millions)	2Q12	3Q12	4Q12	1Q13	2Q13
Revenue:
Fee and other revenue	$116	$156	$188	$125	$319
Net interest revenue	75	90	86	4	61

Total revenue	191	246	274	129	380
Provision for credit losses	(5)	(1)	(61)	(25)	(19)
Noninterest expense (ex. M&I and restructuring charges)	194	219	223	237	228

Income (loss) before taxes (ex. M&I and restructuring charges)	2	28	112	(83)	171
M&I and restructuring charges	22	13	27	5	3

Income (loss) before taxes	$(20)	$15	$85	$(88)	$168

Average loans and leases	$9,618	$9,389	$10,267	$10,610	$10,846

KEY POINTS

•	Total fee and other revenue increased $203 million compared with 2Q12 and $194 million compared with 1Q13. Both increases were driven by a gain related to an equity investment.

•

Net interest revenue decreased $14 million compared with 2Q12 and increased $57 million compared with 1Q13. The sequential increase reflects lower internal crediting rates to the businesses for deposits in 2Q13.

•	The provision for credit losses was a credit of $19 million in 2Q13 driven by the continued improvement in the credit quality of the loan portfolio.

•

Noninterest expense (excluding M&I and restructuring charges) increased $34 million compared with 2Q12 and decreased $9 million compared with 1Q13. The increase compared with 2Q12 resulted from higher staff, net occupancy, and business development expenses related to our corporate branding investments. The decrease compared with 1Q13 primarily reflects a decrease in the cost of generating certain tax credits.

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BNY Mellon 2Q13 Quarterly Earnings Review

SUPPLEMENTAL INFORMATION – EXPLANATION OF NON-GAAP FINANCIAL MEASURES

BNY Mellon has included in this Earnings Review certain Non-GAAP financial measures based upon Tier 1 common equity and tangible common shareholders’ equity. BNY Mellon believes that the ratio of Tier 1 common equity to risk-weighted assets and the ratio of tangible common shareholders’ equity to tangible assets of operations are measures of capital strength that provide additional useful information to investors, supplementing the Tier 1 and Total capital ratios which are utilized by regulatory authorities. The ratio of Basel I Tier 1 common equity to risk-weighted assets excludes preferred stock and trust preferred securities from the numerator of the ratio. Unlike the Basel I Tier 1 and Total capital ratios, the tangible common shareholders’ equity ratio fully incorporates those changes in investment securities valuations which are reflected in total shareholders’ equity. In addition, this ratio is expressed as a percentage of the actual book value of assets, as opposed to a percentage of a risk-based reduced value established in accordance with regulatory requirements, although BNY Mellon in its calculation has excluded certain assets which are given a zero percent risk-weighting for regulatory purposes. Further, BNY Mellon believes that the return on tangible common equity measure, which excludes goodwill and intangible assets net of deferred tax liabilities, is a useful additional measure for investors because it presents a measure of BNY Mellon’s performance in reference to those assets which are productive in generating income. BNY Mellon has provided a measure of tangible book value per share, which it believes provides additional useful information as to the level of such assets in relation to shares of common stock outstanding. BNY Mellon has presented its estimated Basel III Tier 1 common equity ratio based on its current interpretation, expectations and understanding of the final Basel III rules released by the Board of Governors of the Federal Reserve on July 2, 2013 and on the application of such rules to BNY Mellon’s businesses as currently conducted. The estimated Basel III Tier 1 common equity ratio is necessarily subject to, among other things, BNY Mellon’s further review and implementation of the final Basel III rules, anticipated compliance with all necessary enhancements to model calibration and other refinements, further implementation guidance from regulators and any changes BNY Mellon may make to its businesses. Consequently, BNY Mellon’s Basel III Tier 1 common equity ratio estimate may change based on these factors. Management views the Basel III Tier 1 common equity ratio as a key measure in monitoring BNY Mellon’s capital position and progress against future regulatory capital standards. Additionally, the presentation of the Basel III Tier 1 common equity ratio is intended to allow investors to compare BNY Mellon’s Basel III Tier 1 common equity ratio with estimates presented by other companies.

BNY Mellon has presented revenue measures which exclude the effect of noncontrolling interests related to consolidated investment management funds and gains related to an equity investment; and expense measures which exclude charges related to the disallowance of certain foreign tax credits, M&I expenses, litigation charges, restructuring charges and amortization of intangible assets. Return on equity measures and operating margin measures, which exclude some or all of these items, are also presented. BNY Mellon believes that these measures are useful to investors because they permit a focus on period-to-period comparisons which relate to the ability of BNY Mellon to enhance revenues and limit expenses in circumstances where such matters are within BNY Mellon’s control. The excluded items, in general, relate to certain ongoing charges as a result of prior transactions or where we have incurred charges. M&I expenses primarily relate to the acquisitions of Global Investment Servicing on July 1, 2010 and BHF Asset Servicing GmbH on Aug. 2, 2010. M&I expenses generally continue for approximately three years after the transaction and can vary on a year-to-year basis depending on the stage of the integration. BNY Mellon believes that the exclusion of M&I expenses provides investors with a focus on BNY Mellon’s business as it would appear on a consolidated going-forward basis, after such M&I expenses have ceased. Future periods will not reflect such M&I expenses, and thus may be more easily compared to our current results if M&I expenses are excluded. Litigation charges represent accruals for loss contingencies that are both probable and reasonably estimable, but exclude standard business-related legal fees. Restructuring charges relate to our operational excellence initiatives and migrating positions to global delivery centers. Excluding these charges permits investors to view expenses on a basis consistent with how management views the business.

The presentation of income from consolidated investment management funds, net of net income attributable to noncontrolling interest related to the consolidation of certain investment management funds permits investors to view revenue on a basis consistent with prior periods. BNY Mellon believes that these presentations, as a supplement to GAAP information, give investors a clearer picture of the results of its primary businesses.

Page - 19

BNY Mellon 2Q13 Quarterly Earnings Review

In this Earnings Review, the net interest margin is presented on an FTE basis. We believe that this presentation provides comparability of amounts arising from both taxable and tax-exempt sources, and is consistent with industry practice. The adjustment to an FTE basis has no impact on net income.

Each of these measures as described above is used by management to monitor financial performance, both on a company-wide and on a business-level basis.

The following table presents the calculation of the pre-tax operating margin ratio.

Pre-tax operating margin
(dollars in millions)	2Q12	3Q12	4Q12	1Q13	2Q13
Income before income taxes – GAAP	$589	$975	$853	$809	$1,206
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	29	25	11	16	39
Add: Amortization of intangible assets	97	95	96	86	93
M&I, litigation and restructuring charges	378	26	46	39	13

Income before income taxes excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and M&I, litigation and restructuring charges – Non-GAAP	$1,035	$1,071	$984	$918	$1,273

Fee and other revenue – GAAP	$2,826	$2,879	$2,850	$2,844	$3,187
Income from consolidated investment management funds – GAAP	57	47	42	50	65
Net interest revenue – GAAP	734	749	725	719	757

Total revenue – GAAP	3,617	3,675	3,617	3,613	4,009
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	29	25	11	16	39

Total revenue excluding net income attributable to noncontrolling interests of consolidated investment management funds – Non-GAAP	$3,588	$3,650	$3,606	$3,597	$3,970

Pre-tax operating margin (a)	16%	27%	24%	22%	30%
Pre-tax operating margin excluding net income attributable to noncontrolling interests of consolidated investment management funds, amortization of intangible assets and, M&I, litigation and restructuring charges – Non-GAAP (a)	29%	29%	27%	26%	32%

(a)	Income before taxes divided by total revenue.

Page - 20

BNY Mellon 2Q13 Quarterly Earnings Review

The following table presents the calculation of the returns on common equity and tangible common equity.

Return on common equity and tangible common equity
(dollars in millions)	2Q12	3Q12	4Q12	1Q13	2Q13
Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation – GAAP	$466	$720	$622	$(266)	$833
Add: Amortization of intangible assets, net of tax	61	60	65	56	59

Net income (loss) applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets – Non-GAAP	527	780	687	(210)	892
Add: M&I, litigation and restructuring charges	225	18	31	24	8
Charge related to the disallowance of certain foreign tax credits	—	—	—	854	—

Net income applicable to common shareholders of The Bank of New York Mellon Corporation excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP	$752	$798	$718	$668	$900

Average common shareholders’ equity	$34,123	$34,522	$34,962	$34,898	$34,467
Less: Average goodwill	17,941	17,918	18,046	17,993	17,957
Average intangible assets	5,024	4,926	4,860	4,758	4,661
Add: Deferred tax liability – tax deductible goodwill	982	1,057	1,130	1,170	1,200
Deferred tax liability – non-tax deductible intangible assets	1,400	1,339	1,310	1,293	1,269

Average tangible common shareholders’ equity – Non-GAAP	$13,540	$14,074	$14,496	$14,610	$14,318

Return on common equity– GAAP (a)	5.5%	8.3%	7.1%	N/M	9.7%
Return on common equity excluding amortization of intangible assets, M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	8.9%	9.2%	8.2%	7.8%	10.5%

Return on tangible common equity – Non-GAAP (a)	15.7%	22.1%	18.8%	N/M	25.0%
Return on tangible common equity excluding M&I, litigation and restructuring charges and the charge related to the disallowance of certain foreign tax credits – Non-GAAP (a)	22.4%	22.5%	19.7%	18.5%	25.2%

(a)	Annualized.

N/M – Not meaningful.

The following table presents income from consolidated investment management funds, net of noncontrolling interests.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	2Q12	3Q12	4Q12	1Q13	2Q13
Income from consolidated investment management funds	$57	$47	$42	$50	$65
Less: Net income attributable to noncontrolling interests of consolidated investment management funds	29	25	11	16	39

Income from consolidated investment management funds, net of noncontrolling interests	$28	$22	$31	$34	$26

The following table presents the line items in the Investment Management business impacted by the consolidated investment management funds.

Income from consolidated investment management funds, net of noncontrolling interests
(in millions)	2Q12	3Q12	4Q12	1Q13	2Q13
Investment management fees	$20	$20	$19	$20	$20
Other (Investment income)	8	2	12	14	6

Income from consolidated investment management funds, net of noncontrolling interests	$28	$22	$31	$34	$26

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BNY Mellon 2Q13 Quarterly Earnings Review

The following table presents the calculation of the equity to assets ratio.

Equity to assets ratio	June 30,	March 31,	June 30,
(dollars in millions, unless otherwise noted)	2012	2013	2013
BNY Mellon shareholders’ equity at period end – GAAP	$34,533	$35,690	$35,882
Less: Preferred stock	500	1,068	1,562

BNY Mellon common shareholders’ equity at period-end – GAAP	34,033	34,622	34,320
Less: Goodwill	17,909	17,920	17,919
Intangible assets	4,962	4,696	4,588
Add: Deferred tax liability – tax deductible goodwill	982	1,170	1,200
Deferred tax liability – non-tax deductible intangible assets	1,400	1,293	1,269

Tangible BNY Mellon common shareholders’ equity at period end – Non-GAAP	$13,544	$14,469	$14,282

Total assets at period end – GAAP	$330,283	$355,942	$359,822
Less: Assets of consolidated investment management funds	10,955	11,236	11,471

Subtotal assets of operations – Non-GAAP	319,328	344,706	348,351
Less: Goodwill	17,909	17,920	17,919
Intangible assets	4,962	4,696	4,588
Cash on deposit with the Federal Reserve and other central banks (a)	72,838	78,059	78,671

Tangible total assets of operations at period end – Non-GAAP	$223,619	$244,031	$247,173

BNY Mellon shareholders’ equity to total assets – GAAP	10.5%	10.0%	10.0%
BNY Mellon common shareholders’ equity to total assets – GAAP	10.3%	9.7%	9.5%
Tangible BNY Mellon common shareholders’ equity to tangible assets of operations – Non-GAAP	6.1%	5.9%	5.8%

(a)	Assigned a zero percent risk-weighting by the regulators.

The following table presents the calculation of our Basel I Tier 1 common equity ratio – Non-GAAP.

Calculation of Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	June 30,	March 31,	June 30,
(dollars in millions)	2012	2013	2013 (a)
Total Tier 1 capital – Basel I	$15,722	$16,219	$16,957
Less: Trust preferred securities	1,164	603	303
Preferred stock	500	1,068	1,562

Total Tier 1 common equity	$14,058	$14,548	$15,092

Total risk-weighted assets – Basel I	$106,764	$119,382	$114,607

Basel I Tier 1 common equity to risk-weighted assets ratio – Non-GAAP	13.2%	12.2%	13.2%

(a)	Preliminary.

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BNY Mellon 2Q13 Quarterly Earnings Review

The following table presents the calculation of our estimated Basel III Tier 1 common equity ratio.

Estimated Basel III Tier 1 common equity ratio – Non-GAAP (a)	June 30,	March 31,	June 30,
(dollars in millions)	2012	2013	2013 (b)
Total Tier 1 capital – Basel I	$15,722	$16,219	$16,957
Add: Deferred tax liability – tax deductible intangible assets	N/A	78	81
Less: Preferred stock	500	1,068	1,562
Trust preferred securities	1,164	603	303
Adjustments related to available-for-sale securities and pension liabilities included in accumulated other comprehensive income (c)	513	78	802
Adjustments related to equity method investments (c)	558	488	500
Net pensions fund assets (c)	43	258	268
Deferred tax assets	46	52	26
Other	2	1	—

Total estimated Basel III Tier 1 common equity	$12,896	$13,749	$13,577
Total risk-weighted assets – Basel I	$106,764	$119,382	$114,607
Add: Adjustments (d)	41,493	26,898	31,329

Total estimated Basel III risk-weighted assets	$148,257	$146,280	$145,936
Estimated Basel III Tier 1 common equity ratio – Non-GAAP	8.7%	9.4%	9.3%

(a)	At June 30, 2013, the estimated Basel III Tier 1 common equity ratio is based on our preliminary interpretation of and expectations regarding the final rules released by the Federal Reserve on July 2, 2013 and presented under the Standardized Approach. This ratio was 9.8% under the Advanced Approach. For periods prior to June 30, 2013, these ratios were estimated using our interpretations of the NPRs dated June 7, 2012, except as otherwise noted. Both the final rules and the NPRs require the Tier 1 common equity ratio to be the lower of the Standardized Approach or Advanced Approach. At March 31, 2013, this ratio was 9.4% under the Standardized Approach compared with 9.7% under the Advanced Approach. For all periods prepared under the NPRs prior to March 31, 2013, this ratio was higher under the Standardized Approach, and therefore was presented under the Advanced Approach. For all periods prior to June 30, 2013, Basel III risk-weightings for certain repo-style transactions were calculated under the Standardized Approach using the simple VaR method. At June 30, 2013, Basel III risk-weightings for these transactions were calculated under the Standardized Approach using the collateral haircut approach.
(b)	Preliminary.
(c)	Basel III does not add back to capital the adjustment to other comprehensive income that Basel I makes for pension liabilities and available-for-sale securities. Also, pension assets recorded on the balance sheet and adjustments related to equity method investments are a deduction from capital.
(d)	Following are the primary differences between risk-weighted assets determined under Basel I and Basel III. Credit risk is determined under Basel I using predetermined risk-weights and asset classes and relies in part on the use of external credit ratings. Under Basel III both the Standardized and Advanced Approaches use a broader range of predetermined risk-weights and asset classes and certain alternatives to external credit ratings. Securitization exposure receives a higher risk-weighting under Basel III than Basel I, and Basel III includes additional adjustments for market risk, counterparty credit risk and equity exposures. Additionally, the Standardized Approach eliminates the use of the VaR approach for determining risk-weighted assets on certain repo-style transactions. Risk-weighted assets calculated under the Advanced Approach also include an adjustment for operational risk.

N/A – Not applicable.

Cautionary Statement

A number of statements (i) in this Quarterly Earnings Review, (ii) in our presentations and (iii) in the responses to questions on our conference call discussing our quarterly results and other public events may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 including our estimated capital ratios and expectations regarding these ratios, preliminary business metrics and statements made regarding our operational excellence initiatives. These statements may be expressed in a variety of ways, including the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of The Bank of New York Mellon Corporation which make reference to the cautionary factors described in this Earnings Review, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Actual results may differ materially from those expressed or implied as a result of these risks and uncertainties, including, but not limited to, the risk factors and other uncertainties set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2012 and BNY Mellon’s other filings with the Securities and Exchange Commission. All forward-looking statements in this Earnings Review speak only as of July 17, 2013, and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.

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